UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330
(Address of principal executive offices and zip code)

(800) 674-3612
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 19, 2022, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, approximately $5.4 million in principal amount of senior secured convertible notes (the “Senior Notes”) and warrants (the “Warrants”).

On March 24, 2023, the Company and the Investors entered into waiver and amendment agreements (the “Waiver and Amendment”) pursuant to which the Investors waived certain provisions of the Purchase Agreement such that the Company is permitted to issue securities in an at-the-market offering at a price per share that is lower than the conversion price of the Senior Notes of $0.33 and the Company is no longer subject to certain cash requirements set forth in the Senior Notes, and the Investors were offered either (i) the option to both (a) change the purchase price under the Purchase Agreement to $600 for each $1,000 of principal amount of Senior Notes and Warrants to be purchased by such Investor, representing an Original Issue Discount of 40% and (b) raise the conversion price of the Senior Notes to $0.536 or (ii) subject to certain stockholder approval requirements set forth in the Waiver and Amendment, the option to receive a number of shares of common stock reflecting an increase in the principal amount of the Senior Notes equivalent to a 5% increase in the original issue discount of the Senior Notes based on the closing price of the Common Stock on the day prior to the date the Waiver and Amendment is executed.

The foregoing description of the Waiver and Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such Waiver and Amendment, a form of which is attached hereto as Exhibit 10.1.

Item 8.01. Other Information

On March 27, 2023, Crown Fiber Optics Corp., the Company’s wholly-owned subsidiary, issued a press release announcing that it entered into an agreement with a new customer—a leading infrastructure solutions provider. The Company believes that the project has the potential to generate up to $30 million of revenue for the Company. The text of the press release filed by the Company is attached herewith in its entirety as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Waiver Agreement and Amendment by and between the Company and the Investors.

99.1	Press Release, dated March 27, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN ELECTROKINETICS CORP.

Dated: March 27, 2023	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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